Resology Pty Ltd
5 Tristania Court,
Ormiston 4160
ACN # 622 794 834
ABN # 41622794834
Exhibit 23.2
CONSENT OF BARRY LAY
I, Barry
Lay, BSc Geology (Hons);
MAusIMM, Managing Director
of Resology Pty
Ltd prepared Sections
1.3, 1.4, 1.6, 5.2, 6, 7,
8, 9, 10, 11,
21, 22, 23, 24, 25
and 26 of the Technical
Report Summary titled “
Coronado
Global
Resources
Inc.
(“Coronado”)
Statement
of
Coal
Resources
and
Reserves
for
the
Curragh Mine
Complex
in
Accordance
with
the
JORC
Code and
United
States
SEC Regulation
S-K
1300 as
of December
31,
2023
Bowen
Basin Queensland,
Australia
”, dated
February
15,
2024 (the
“Technical
Report Summary”).
With respect to the portions
of the Technical
Report Summary that I
prepared, I hereby consent
to the
filing with the Securities and Exchange Commission
of the Technical
Report Summary as an exhibit to
the
Annual
Report
on
Form
10-K
for
the
year
ended
December
31,
2025
(the
“Annual
Report”)
of
Coronado Global
Resources Inc. (the
“Company”) and
to the
incorporation by reference
of the
Technical
Report Summary in the Company’s
Registration Statements on Form S-3 (No.
333-239730) and Form
S-8 (Nos. 333-236597,
333-249566, 333-275748 and 333-281775)
(the “Registration Statements”).
I hereby
further
consent
to
the
inclusion
or
incorporation
by reference
in
the
Annual
Report
and
the
Registration Statements
of references
to my
name (including
status as
an expert
or qualified
person
(as
defined
in
Item
1300
of
Regulation
S-K))
and
the
information
derived
from
the
portions
of
the
Technical Report Summary that I
prepared, including any
quotation therefrom or
summarization thereof.
Date: February 11, 2026
/s/ Barry Lay
Name: Barry Lay
Managing Director